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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-51789 of Tesoro Petroleum Corporation of our report dated January 28, 1998 appearing in the Annual Report on Form 10-K of Tesoro Petroleum Corporation for the year ended December 31, 1997 and to the reference to us under the heading "Experts" in this Prospectus, which is part of this Registration Statement.


DELOITTE & TOUCHE LLP


San Antonio, Texas
May 12, 1998